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                                                                   EXHIBIT 23.1

                       CONSENT OF INDEPENDENT AUDITORS'

The Board of Directors
Highlands Insurance Group, Inc.:

  We hereby consent to the use of our report incorporated herein by reference dated February 18, 1998, related to the consolidated financial statements of Highlands Insurance Group, Inc. and subsidiaries as of December 31, 1997 and 1996, and for the years then ended.

KPMG Peat Marwick LLP

Houston, Texas
March 27, 1998